Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Beverly Enterprises, Inc.
Ft. Smith, Arkansas

We hereby consent to the incorporation by reference in the following Registration Statements and amendments thereto

Form S-3 No. 333-52708 Registration for Face-amount Certificate Companies
Form S-3 No. 333-109663 Registration adding Securities to prior Form S-3 Registration
Form S-8 No. 333-117113 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-117112 1997 Long-Term Incentive Plan
Form S-8 No. 333-41671 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-41669 1997 Long-Term Incentive Plan
Form S-8 No. 333-66026 1997 Long-Term Incentive Plan
Form S-8 No. 333-41673 Executive Deferred Compensation Plan
Form S-8 No. 333-42131 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-66018 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-54734 Stock Grant Plan
Form S-8 No. 333-101318 Executive Deferred Compensation Plan
Form S-8 No. 333-87290 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-13892 401(k) SavingsPlus Plan

of Beverly Enterprises, Inc. of our report dated March 19, 2004, relating to the combined financial statements of Hospice USA, LLC and Affiliates for the fiscal years ended December 31, 2003, and 2002 in this Amendment No. 1 to Current Report on Form 8-K.

/s/BDO Seidman, LLP

Memphis, Tennessee
September 23, 2004